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                                                                      EXHIBIT 32

        Certification Pursuant to Section 1350 of Chapter 63 of Title 18
                            of the United States Code

     I, E. James Ferland, Chief Executive Officer of Public Service Enterprise Group Incorporated, to the best of my knowledge, certify that (i) the Quarterly Report of Public Service Enterprise Group Incorporated on Form 10-Q for the quarter ended September 30, 2004 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Enterprise Group Incorporated.


                                    /s/ E. James Ferland
                                    --------------------------------------------
                                    E. James Ferland
                                    Public Service Enterprise Group Incorporated
                                    Chief Executive Officer
                                    October 29, 2004